EXHIBIT 99.1

NANOPHASE ANNOUNCES SECOND QUARTER AND FIRST HALF REVENUE

Romeoville, IL, July 22, 2008 – Nanophase Technologies (Nasdaq: NANX), a leader in nanomaterials and advanced nanoengineered products, announced that for the quarter ending June 30, 2008, the Company achieved total revenue of $2.94 million, compared to $4.1 million in the second quarter of 2007, and grew gross margin as a percentage of revenue to 38%. Nanophase reported a net loss of $788,000, or $0.04/share, for the quarter compared to $241,000, or $0.01/share, in the second quarter of 2007.

“In an increasingly challenging economic and cost environment and considering the inventory stocking that occurred in the second quarter of 2007, Nanophase delivered a relatively solid quarter,” stated Joseph Cross, Nanophase’s president and CEO. “The quarter was as forecast, essentially flat to the first quarter. We knew that the second quarter of 2007 benefitted from architectural coating orders for retail rollout and inventory-building with our market partner, BYK Chemie, amounting to $1.2 million more revenue in that quarter than the current second quarter.”

For the first half of 2008, Nanophase revenues were $6.0 million, compared with $7 million in the first half of 2007. Gross margin was 36%, a 4% increase over the same period in 2007. The net loss was $1.7 million, or $0.08/share, compared to $1.5 million, or $0.08/share, in the first half of 2007.

Cross noted, “Gross margin growth, along with cost control management, has reduced the Company’s cash used for operations to an average of $350,000 per quarter, a reduction of 57% from the same period in 2007. Exiting the first half, Nanophase has $15.8 million in cash and investments and, we believe, is adequately funded for the future.”

Markets and Outlook

Cross noted that the Company continues to make sound progress adding new opportunities and moving those through the stage gate sales process toward revenue producing applications. In the second quarter the Company added three new customers for glass polishing, electrostatic discharge protection, and animal hygiene. Nanophase is pursuing opportunities in chemical mechanical polishing for semiconductors, energy, architectural coatings, natural rubber latex products, SPF clothing, industrial coatings, and several other markets.

“We have added sales personnel, realigned R&D and internal resources with our business development opportunities and are seeing increased success in new product development as evidenced by the three new customers we have noted, stated Cross. “We believe that we are taking the proper actions to identify new markets and capture new sales and we remain optimistic going forward.”

“Relative to the second half of the year, we have recently become aware of over-inventory conditions at both BASF and BYK Chemie that will likely effect their order requirements. While we expect this to be a one to two quarter situation until the inventory is reduced, it will impact our previous revenue expectations for the second half of 2008. It also seems apparent that economic conditions may restrict existing business growth and new business volumes. We now believe that third and fourth quarter will be relatively flat compared with our second quarter. As such, it now appears that total 2008 revenue will be down about 10-15% year-over-year.”

Nanophase has scheduled its quarterly conference call for July 22 at 4:00 PM CDT, 5:00 PM EDT, which will be hosted by Joseph Cross, president and CEO, and Jess Jankowski, CFO. The call may be accessed through the Company’s website, www.nanophase.com, by clicking on the link under Investor Relations and Calendar of Events. If you are unable to attend, a replay will be available through July 29, 2008 by dialing 706-645-9291 and entering code 55557439, or by logging onto the Company’s website and following the above directions.

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. The Company owns or licenses 18 United States and 49 foreign patents and patent applications. Information about Nanophase may be found in the Company’s public filings or on its website.

All numbers in this release are approximate; refer to the financials accompanying the release for details. Earnings per share are stated as fully diluted. This press release contains words such as “expects”, “shall”, “will” , “believes” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s Form 10K filed March 14, 2008, and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$908,493	$563,075
Investments	8,881,386	16,145,844
Trade accounts receivable, less allowance for doubtful accounts of $13,000 on June 30, 2008 and December 31, 2007	1,289,652	1,403,206
Inventories, net	1,571,760	1,085,364
Prepaid expenses and other current assets	427,601	298,464

Total current assets	13,078,892	19,495,953

Investments	6,000,000	—
Equipment and leasehold improvements, net	7,085,963	7,409,666
Other assets, net	627,685	781,266

	$26,792,540	$27,686,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred other revenue	127,273	127,273
Current portion of capital lease obligations	40,300	43,110
Accounts payable	617,709	238,295
Accrued expenses	1,640,446	1,584,656

Total current liabilities	2,425,728	1,993,334

Long-term debt, less current maturities and unamortized debt discount	1,540,703	1,512,507
Long-term portion of capital lease obligations	13,170	31,430
Deferred other revenue, less current portion	10,609	74,243

	1,564,482	1,618,180

Contingent liabilities:	—	—

Stockholders’ equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value, 30,000,000 shares authorized; 21,130,697 and 21,088,068 shares issued and outstanding on June 30, 2008 and December 31, 2007, respectively	211,307	210,881
Additional paid-in capital	90,663,474	90,201,131
Accumulated deficit	(68,072,451)	(66,336,641)

Total stockholders’ equity	22,802,330	24,075,371

	$26,792,540	$27,686,885

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue:
Product revenue, net	$2,811,626	$4,015,275	$5,754,347	$6,809,416
Other revenue	132,780	110,233	244,167	222,529

Total revenue	2,944,406	4,125,508	5,998,514	7,031,945

Operating expense:
Cost of revenue	1,836,276	2,611,249	3,836,484	4,804,524

Gross Profit	1,108,130	1,514,259	2,162,030	2,227,421

Research and development expense	416,239	450,005	854,934	974,169
Selling, general and administrative expense	1,525,446	1,360,957	3,219,514	2,771,217

Loss from operations	(833,555)	(296,703)	(1,912,418)	(1,517,965)
Interest income	80,788	89,202	248,010	188,829
Interest expense	(33,142)	(34,173)	(71,559)	(67,220)
Other, net	(2,074)	248	157	(69,097)

Loss before provision for income taxes	(787,983)	(241,426)	(1,735,810)	(1,465,453)
Provision for income taxes	—	—	—	—

Net loss	$(787,983)	$(241,426)	$(1,735,810)	$(1,465,453)

Net loss per share - basic and diluted	$(0.04)	$(0.01)	$(0.08)	$(0.08)

Weighted average number of common shares outstanding	21,130,697	19,070,236	21,118,652	19,038,217

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue:
Product revenue, net	$2,811,626	$4,015,275	$5,754,347	$6,809,416
Other revenue	132,780	110,233	244,167	222,529

Total revenue	2,944,406	4,125,508	5,998,514	7,031,945

Operating expense:
Cost of revenue detail:
Depreciation	240,575	278,052	478,620	558,133
Non-Cash equity compensation	20,165	13,488	36,936	27,889
Other costs of revenue	1,575,536	2,319,709	3,320,928	4,218,502

Cost of revenue	1,836,276	2,611,249	3,836,484	4,804,524

Gross profit	1,108,130	1,514,259	2,162,030	2,227,421

Research and development expense detail:
Depreciation	59,318	58,612	117,775	113,974
Non-Cash equity compensation	38,281	16,736	69,313	61,966
Other research and development expense	318,640	374,657	667,846	798,229

Research and development expense	416,239	450,005	854,934	974,169

Selling, general and administrative expense detail:
Depreciation and amortization	24,509	19,727	48,603	38,824
Non-Cash equity compensation	173,682	79,218	326,634	225,923
Other selling, general and administrative expense	1,327,255	1,262,012	2,844,277	2,506,470

Selling, general and administrative expense	1,525,446	1,360,957	3,219,514	2,771,217

Loss from operations	(833,555)	(296,703)	(1,912,418)	(1,517,965)
Interest income	80,788	89,202	248,010	188,829
Interest expense	(33,142)	(34,173)	(71,559)	(67,220)
Other, net	(2,074)	248	157	(69,097)

Loss before provision for income taxes	(787,983)	(241,426)	(1,735,810)	(1,465,453)
Provision for income taxes	—	—	—	—

Net loss	$(787,983)	$(241,426)	$(1,735,810)	$(1,465,453)